FIFTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT

    THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") dated as of July I8, 2005 is among HEARTLAND FINANCIAL USA, INC., a corporation formed under the laws of the State of Delaware (the "Borrower"), each of the banks party hereto (individually, a "Bank" and collectively, the "Banks") and THE NORTHERN TRUST OMPANY, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

    WHEREAS, the Borrower, the Agent and the Banks have entered into a Credit Agreement dated as of January 31, 2004 (as hereto amended, the "Credit Agreement"); and

    WHEREAS, the Borrower, the Agent and the Banks wish to make certain amendments to the Credit Agreement;

    NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Definitions. Terms defined in the Credit Agreement and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement and terms defined in the introductory paragraphs or other provisions of this Amendment shall have the respective meanings attributed to them therein. In addition, the following terms shall have the following meanings (terms defined in the singular having a correlative meaning when used in the plural and vice versa):

"Effective Date" shall mean July 18, 2005, if (i) this Amendment shall have been executed and delivered by the Borrowers the Agent and the Banks and (ii) the Borrower shall have performed its obligations under Section 5 hereof.

2.  Indebtedness. !Section 7.5 of the Credit Agreement is hereby amended to state in its entirety as follows:

"7,5 Indebtedness, Liens And Taxes, The Borrower and each Subsidiary shall:

(a) Indebtedness, Not incur, permit to remain outstanding, assume or in any way become committed for Indebtedness (specifically including but not limited to Indebtedness in respect of money borrowed from financial institutions but excluding deposits), except: (i) in the case of the Borrower, Indebtedness incurred hereunder, and in the case of the Guarantors, under their respective Guaranty Agreement; (ii) Indebtedness existing on the date of this Agreement and described on Schedule 7.5(a) hereof; (iii) Indebtedness of any Subsidiary arising in the ordinary course of the business of such Subsidiary; (iv) Indebtedness of any Subsidiary to the Borrower or any other Subsidiary; .(v) in the case of ULTEA, the US Bank Indebtedness outstanding on the date hereof in the principal amount of $11,418,871.69, less the aggregate amount of all repayments thereunder after the date of this Agreement; (vi). in. the case of CFC, Indebtedness under commercial paper issued by CFC which, together with any other commercial paper identified on Schedule 7.5(a), hereto, shall not exceed an aggregate principal amount of $20,000,000; (vii) in the case of the Borrower, Trust Indebtedness and Trust Guarantees, and in the ease of any Trust Issuer, Trust Preferred Securities, provided, that the aggregate of such Trust Indebtedness (and the related Trust Guarantees and Trust Preferred Securities) shall not exceed $88,000,000 at any time outstanding; (viii) in the event any transfer or contribution of accounts receivable of ULTEA to a special purpose vehicle in accordance with Section 7.1(d) is deemed to constitute a secured financing, Indebtedness of ULTEA to such special purpose vehicle, secured by the account receivables and related rights transferred to such special purpose vehicle only (the "Factored Receivables"), provided, that such Indebtedness shall not exceed an amount equal to $30,000,000 in the aggregate during the term of this Agreement; (ix) in the case of the Borrower, Indebtedness to the. City of Dubuque, Iowa, in an amount not to exceed $300,000 to be used for the purpose of funding building improvements; (x) in the case of the Borrower, Indebtedness in an aggregate amount not in excess of $2,750,000 under the Agreement to Organize and Stockholder Agreement dated February 1, 2003 and the Supplemental Initial Investor Agreement dated February 1, 2003 and (xi) additional Indebtedness not to exceed $1,000,000 at any time outstanding."

3.. Investments and Loans. Section 7.6 of the Credit Agreement is hereby amended to state in its entirety as follows:

"7.6 Investments and Loans. Neither the Borrower nor any Subsidiary shall make any loan, advance, extension of credit or capital contribution to, or purchase or otherwise acquire for a consideration, evidences of Indebtedness, capital stock or other securities of any Person, except that the Borrower and any Subsidiary may:

(a)  purchase or otherwise acquire and own short-term money market items (specifically including but not limited to preferred. stock mutual funds);

(b)  invest, by way of purchase of securities or capital contributions, in the Subsidiary Banks or any other bank or banks, and upon the Borrower's purchase or other acquisition of fifty percent (50%) or more of the stock of any bank, such bank shall thereupon become a "Subsidiary Bank" for all purposes under this Agreement;

(c)  invest, by way of loan, advance, extension of credit (whether in the form of lease, conditional sales agreement, or otherwise), purchase of securities, capital contributions, or otherwise, in Subsidiaries other than banks or Subsidiary Banks, except that in no event shall the Borrower's aggregate equity investment in CFC and ULTEA exceed 15% of its Tangible Net Worth;

(d)  invest, by way of purchase of securities or capital contributions, in other Persons so long as before and giving effect thereto no Default shall have occurred and be continuing and the investment is in compliance with the Bank Holding Company Act of 1956, as amended, and the existing regulations of the Board of Governors of the Federal Reserve System relating to bank holding companies;

(e)  make any investment permitted by applicable governmental laws and regulations;

(f)  with respect to DBT, issue a letter of credit for the benefit of the city of Dubuque for the purposes permitted in Section 7.5(d) hereof; and

(g)  in the case of any Trust Issuer, purchase any Trust Indebtedness and, in the case of the Borrower, purchase any common securities of any Trust Issuer and issue any Trust Guarantees (in each case, in accordance with the other applicable provisions of this Agreement)..

Nothing in this Section 7.6 shall prohibit the Borrower or any Subsidiary Bank from making loans, advances, or other extensions of credit in the ordinary course of banking upon substantially the same terms as heretofore extended by them in such business or upon such terms as may at the time be customary in the banking business."

4.  Waiver, The Banks hereby waive any rights they may have to take action arising from any breach by the Borrower, prior to the effectiveness of this Amendment, of its obligations under Sections .7.5 and 7,6 of the Credit Agreement, so long as such breach shall not be continuing after giving effect to this Amendment. This. waiver shall be limited to its terms and shall not constitute a waiver of any other. rights the Banks may have from time to time.

5.  Conditions to Effective Date. The occurrence of the Effective Date shall be subject to the satisfaction of the following conditions precedent:

(a)  The Borrower, the Agent and the Majority Banks shall have executed and delivered this Amendment,

(b)  After giving effect to the waiver in Section 4 above, no Default shall have occurred and be continuing under the Credit Agreement, and the representations and warranties of the Borrower in Section 6 of the Credit Agreement and in Section 7 hereof shall be true and correct on and as of the Effective Date and the Borrower shall have provided to the Agent a certificate of a senior officer of the Borrower to that effect.

(c)  Each Guarantor shall acknowledge and consent to this Amendment. for purposes of its Guaranty Agreement as evidenced by its signed acknowledgment of this Amendment on the signature page hereof.

(d)   The Borrower shall have delivered to the. Agent, on behalf of the Banks, such other documents as the Agent may reasonably request.

6.    Effective Date Notice. Promptly following the occurrence of the Effective Date, the Agent shall give notice to the parties of the occurrence of the Effective Date, which notice shall be conclusive, and the parties may rely thereon; provided, that such notice shall not waive or otherwise limit any right or remedy of the Agent or the Banks arising out of any failure of any condition precedent set forth in Section 5 to be satisfied.

7.     Ratification. The parties agree that the Credit Agreement, as amended hereby, and the notes have not lapsed or terminated, are in full force and effect, and are and from and after the Effective. Date shall remain binding in accordance with their terms.

8.    Representations and Warranties. The Borrower represents and warrants to the Agent and the Banks. that:

(a)  No Breach. The execution, delivery and performance of this Amendment will not conflict with or result in a breach of, or cause the creation of a Lien or require any consent under, the articles of incorporation or bylaws of the Borrower, or any applicable law or regulation, or any order, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Borrower is a party or by which it or its property is bound.

(b)  Power and Action, Binding Effect. The Borrower has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware and has all necessary power and authority to execute, deliver. and perform its obligations under this Amendment and the Credit Agreement, as amended by this Amendment; the execution, delivery and performance by the Borrower of this Amendment. and the Credit Agreement, as amended by this Amendment, have been duly authorized by all necessary action on its part; and this Amendment and the Credit Agreement, as amended by this Amendment, have been duly and validly executed and delivered by the Borrower and constitute legal, valid and binding. obligations, enforceable in accordance with their respective terms.

(c)  Approvals, No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency or any other person are necessary for the execution, delivery or performance by the Borrower of this Amendment or the Credit Agreement, as amended by this Amendment, or for the validity or enforceability thereof.

9.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Agent and the Banks and their respective successors and assigns, except that the Borrower may not transfer or assign any of its rights or interest hereunder.

10.    Governing Law. This Amendment shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Illinois.

11. Counterparts, This Amendment may be executed in any number of counterparts and each party hereto may execute any one or more of such counterparts, all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopy shall be as effective as delivery of a manually executed counterpart of this amendment.

12. Expenses. Whether or not the effective date shall occur, without limiting the obligations of the Borrower under the Credit Agreement, the Borrower agrees to pay, or to reimburse on demand, all reasonable costs and expenses incurred by the Agent in connection with the negotiation, preparation, execution, delivery, modification, amendment or enforcement of this Amendment, the Credit Agreement and the other agreements, documents and instruments referred to herein, including the reasonable fees and expenses of Mayer, Brown, Rowe & Maw LLP, special counsel to the Agent, and any other counsel engaged by the Agent.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

HEARTLAND FINANCIAL USA, INC.
By: /s/ John K. Schmidt
Name: John K. Schmidt
Title: EVP, CFO, COO

THE NORTHERN TRUST COMPANY,
As Agent

By: /s/ Lisa McDermott
Name: Lisa McDermott
Title: Vice President

BANKS:

THE NORTHERN TRUST COMPANY
By: /s/ Lisa McDermott
Name: Lisa McDermott
Title: Vice President

HARRIS N.A. (successor by merger with Harris Trust and
Savings Bank)
By: /s/ Thomas J. Wilson
Name: Thomas J. Wilson
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION
By: /s/ Neil J. Havlik
Name: Neil J. Havlik
Title: Correspondent Officer

GUARANTOR ACKNOWLEDGEMENT

Each of the undersigned Guarantors hereby acknowledges and consents to the Borrower’s execution of this Amendment.

CITIZENS FINANCE CO.               ULTEA, INC.
By: /s/ John K. Schmidt            By: /s/ John K. Schmidt
Title: Treasurer                   Title: Treasurer

CERTIFICATE

The undersigned as Executive Vice President, Chief Financial Officer and Chief Operating Officer of Heartland Financial USA, Inc., hereby certifies as follows:

1.  No Default, as defined in the Credit Agreement among Heartland Financial USA, Inc. (the "Borrower"), certain banks and The Northern Trust Company as agent, as amended ("Credit Agreement") has occurred and is continuing.

2.  The representations and warranties of the Borrower in Section 6 of the Credit Agreement and in Section 7 of the Fourth Amendment and Waiver to Credit Agreement dated as of March 1, 2005, are true and correct on and as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 1, 2005.

HEARTLAND FINANCIAL USA, INC.
By: /s/ John K. Schmidt
Name: John K. Schmidt
Title: EVP, CFO, COO